Exhibit 23.1

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of ClearSign Combustion Corporation (Form S-3 No._________) of our report dated February 26, 2015 with respect to the audited financial statements of ClearSign Combustion Corporation for the year ended December 31, 2014 and 2013 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Gumbiner Savett Inc.

December 29, 2015

Santa Monica, California